Sub-Item 77C: Submission of matters to a vote of security holders

Wilmington Funds (the "Funds"):
*	Wilmington Prime Money Market Fund
*	Wilmington Tax-Exempt Money Market Fund
*	Wilmington U.S. Government Money Market Fund
*	Wilmington Broad Market Bond Fund
*	Wilmington Short/Intermediate-Term Bond Fund
*	Wilmington Municipal Bond Fund
*	Wilmington Large-Cap Strategy Fund
*	Wilmington Small-Cap Strategy Fund
*	Wilmington Multi-Manager International Fund
*	Wilmington Multi-Manager Real Asset Fund
*	Wilmington Aggressive Asset Allocation Fund
*	Wilmington Conservative Asset Allocation Fund

Notice to Shareholders of the Results of a Special Shareholder
Meeting
A Special Meeting of Shareholders (the "Meeting") of the Funds of WT Mutual Fund (the "Trust") was held on March 11, 2011 for the following purposes:

1. To approve a new investment advisory agreement between the Trust, on behalf of each Fund, and Rodney Square Management
Corporation ("RSMC");

2. To approve a new investment sub-advisory agreement among the Trust, on behalf of each Fund, RSMC and Wilmington Trust
Investment Management, LLC ("WTIM");

3. To approve a new investment sub-advisory agreement among the Trust, on behalf of the Wilmington Large-Cap Strategy Fund
("Large-Cap Fund") and the Wilmington Small-Cap Strategy Fund
("Small-Cap Fund"), RSMC and WTIM; and

4. To elect one Trustee to the Board of Trustees.

All shareholders of record at the close of business on January
21, 2011 were entitled to attend or submit proxies. As of the record date, each Fund had the following number of shares outstanding:

Wilmington Prime Money Market Fund . . . .  2,256,033,816
Wilmington Tax-Exempt Money Market Fund . . . .  1,797,230,979
Wilmington U.S. Government Money Market Fund .268,303,261
Wilmington Broad Market Bond Fund .  . . . .     6,616,986
Wilmington Short/Intermediate-Term Bond Fund .  15,801,083
Wilmington Municipal Bond Fund . . . . . .       11,491,513
Wilmington Large-Cap Strategy Fund  . .       36,321,531
Wilmington Small-Cap Strategy Fund . ..       12,040,386
Wilmington Multi-Manager International Fund    48,341,601

Wilmington Multi-Manager Real Asset Fund . .     21,717,824
Wilmington Aggressive Asset Allocation Fund .  5,894,031
Wilmington Conservative Asset Allocation Fund . 6,291,620
--------
Total for the Funds  .  . . . . .  4,486,084,631


1. At the Meeting, the shareholders of each Fund approved the new investment advisory agreement between the Trust, on behalf of each Fund, and RSMC. The results of the voting for the proposal were as follows:


SHARES VOTED FOR      SHARES VOTED AGAINST     SHARE VOTES ABSTAINED

Wilmington Prime Money Market Fund
2,102,830,831           445,457                    277,024
Wilmington U.S. Government Money Market Fund
1,790,266,316             0                        0
Wilmington Tax-Exempt Money Market Fund
265,090,107              200,821                   0
Wilmington Broad Market Bond Fund
6,009,643               5,004                     8,418
Wilmington Short/Intermediate-Term Bond Fund
12,534,155              62,092                   8,619
Wilmington Municipal Bond Fund
8,706,947              24,224                     9,860
Wilmington Large-Cap Strategy Fund
31,006,808             49,211                    7,912
Wilmington Small-Cap Strategy Fund
10,790,076             9,149                       0
Wilmington Multi-Manager International Fund
42,439,100              54,136                   6,927
Wilmington Multi-Manager Real Asset Fund
17,590,323              23,336                   12,256
Wilmington Aggressive Asset Allocation Fund
5,054,413               5,004                     8,418
Wilmington Conservative Asset Allocation Fund
4,595,940               6,545                     7,912


2. At the Meeting, the shareholders of each Fund approved the new investment sub-advisory agreement between the Trust, on behalf of each Fund, RSMC, and WTIM. The results of the voting for the proposal were as follows:

SHARES VOTED FOR     SHARES VOTED AGAINST   SHARE VOTES ABSTAINED

Wilmington Prime Money Market Fund
2,102,872,470            449,106                    231,736
Wilmington U.S. Government Money Market Fund
1,790,126,722                0                      139,594
Wilmington Tax-Exempt Money Market Fund
265,090,107                  0                      200,821
Wilmington Broad Market Bond Fund
6,009,643                   5,004                     8,075
Wilmington Short/Intermediate-Term Bond Fund
12,534,155                  62,092                    8,619
Wilmington Municipal Bond Fund
8,706,947                   24,224                    9,860
Wilmington Large-Cap Strategy Fund
31,005,617                  50,402                    9,724
Wilmington Small-Cap Strategy Fund
10,790,076                   9,149                     0
Wilmington Multi-Manager International Fund
42,439,100                 54,136                      6,927
Wilmington Multi-Manager Real Asset Fund
17,589,302               24,357                       12,256
Wilmington Aggressive Asset Allocation Fund
5,054,756                 5,004                        8,075
Wilmington Conservative Asset Allocation Fund
4,595,068                  5,605                       9,724


3. At the Meeting, the shareholders of the Large-Cap Fund and the Small-Cap Fund each approved the new sub-advisory agreement among the Trust, on behalf of the Large-Cap Fund and the Small-Cap Fund, RSMC and WTIM. The results of the voting for the proposal were as follows:

Wilmington Large-Cap Strategy Fund
SHARES VOTED FOR
31,007,368
SHARES VOTED AGAINST
48,651
SHARE VOTES ABSTAINED
9,724

Wilmington Small-Cap Strategy Fund
SHARES VOTED FOR
10,790,076
SHARES VOTED AGAINST
9,149
SHARE VOTES ABSTAINED
0


4. At the Meeting, the shareholders of the Funds approved the election of Thomas Leonard as a member of the Board of Trustees.(1) The results of the voting were as follows:

WT Mutual Fund
SHARES VOTED FOR
4,325,541,189
SHARES VOTED AGAINST
28,883,349
SHARE VOTES ABSTAINED
0


As of June 30, 2011, the following persons are Trustees of WT
Mutual Fund: Robert Arnold,
Dr. Eric Brucker, Robert J. Christian and Nicholas Giordano.


A Special Meeting of Shareholders of the Wilmington Municipal Bond Fund (the "Fund") was held on January 18, 2011 to approve the elimination of the Fund's fundamental investment policy with respect to the Fund's average dollar weighted duration and adoption of a non-fundamental average dollar weighted duration investment policy. All shareholders of record at the close of business on December 10, 2010 were entitled to attend or submit proxies.

As of the record date, the Fund had 12,544,174 shares outstanding. At the Meeting, shareholders of the Fund approved the change in the Fund's investment policy. The results of the voting for the proposal were as follows:


Wilmington Municipal Bond Fund
SHARES VOTED FOR
9,071,875
SHARES VOTED AGAINST
0
SHARE VOTES ABSTAINED
3,992



(1) Effective May 16, 2011, Mr. Leonard resigned from the Board of Trustees of WT Mutual Fund.